Exhibit 3.4

                               OPERATING AGREEMENT
                                       OF
                              PENINSULA GAMING, LLC

      THIS OPERATING AGREEMENT (the "Agreement") of Peninsula Gaming, LLC ( the "Company") is made and entered into to be effective for all purposes as of June 14, 2004 by and between the Company and Peninsula Gaming Partners, LLC, as the sole Member of the Company (the "Sole Member").

                                R E C I T A L S:

      WHEREAS, the Company was formed on February 27, 2004, by filing a Certificate of Formation with the office of the Secretary of State of the State of Delaware, to fulfill the purposes and carry on the activities set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agrees that the operating agreement governing the Company shall be embodied by this Agreement as follows:

      1. Formation. The Company was formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. ss.ss.18-101, et. seq., (as amended from time to time, the "Delaware Act"). The Sole Member is hereby authorized to file and record any amendments to the Certificate of Formation of the Company and such other documents as may be required or appropriate under the Delaware Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

      2. Name and Principal Place of Business.

      (a) The name of the Company is Peninsula Gaming, LLC. The Sole Member may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Sole Member may from time to time determine. All business of the Company shall be conducted under such name, and title to all assets or property owned by the Company shall be held in such name.

      (b) The Company shall maintain its principal business office at 400 East Third Street, P.O. Box 1750, Dubuque, Iowa 52004-1750, or at such other place or places as may be designated from time to time by the Sole Member.

      3. Registered Agent and Registered Office. The registered agent of the Company (the "Registered Agent") shall be The Corporation Trust Company and the registered office of the Company (the "Registered Office") shall be located at 1209 Orange Street, Wilmington, Delaware 19801. The Registered Agent and the Registered Office of the Company may be changed from time to time by the Sole Member.

      4. Term. The term of the Company is deemed to have commenced on the date the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware and shall continue until terminated pursuant to the provisions of this Agreement.

      5. Purpose. The principal purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Act, including, without limitation, either directly or indirectly by being a member, shareholder, partner or venturer of one or more entities, and to engage in one or more of the following activities: acquire, own, hold, service, manage, develop, operate, lease, finance, refinance, mortgage, market, promote, sell and otherwise deal real and personal property interests and conduct such other activities as may be necessary, advisable, convenient or appropriate to promote or conduct the business of the Company as set forth herein, including, but not limited to, entering into partnership agreements in the capacity of a general or a limited partner, becoming a member of a joint venture or a limited liability company, owning stock in corporations and the incurring of indebtedness and the granting of liens and security interests on the real and personal property of the Company; it being agreed that each of the foregoing is in the ordinary course of the Company's business.

      6. Sole Member. The Sole Member, whose address is set forth in Section 18(a) of this Agreement, is the single and sole Member of the Company and shall be shown as such on the books and records of the Company. No transfer of a Membership Interest in the Company shall be effective, and no other Person shall be admitted as a Member of the Company, and no additional Interest in the Company shall be issued, and any purported transfer or issuance of a Membership Interest in the Company or admission as a Member of the Company shall be void ab initio and of no effect, unless (i) such transfer, issuance or admission is expressly permitted by this Agreement, (ii) the Sole Member approves such transfer, issuance or admission in its sole discretion, and (iii) prior to the effectiveness of such transfer, issuance or admission, the Company has received an opinion of counsel from a law firm nationally recognized in federal income tax matters to the effect that such transfer, issuance or admission will not cause the Company to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The restrictions on the transfer and issuance of Membership Interests in the Company in the immediately preceding sentence shall be equally applicable to any debt instrument or other Interest in the Company as to which an opinion of counsel from a law firm nationally recognized in federal income tax matters, which opinion is to the effect that such debt instrument or Interest will be treated as indebtedness for federal income tax purposes, was not rendered in connection with the issuance of such debt instrument or Interest.

      7. Gaming Licenses. (a) The Company is required to notify the Iowa Racing and Gaming Commission ("IRGC") as to the identity of (and may be required to submit background information regarding) each director, corporate officer and owner, member, partner, joint venturer, trustee or any other Person, including any Member, who has a Beneficial Interest of five percent (5%) or more, direct or indirect, in Diamond Jo, LLC ("DJL") as long as DJL is a subsidiary of the Company. The IRGC may also request a list of Persons, including Members, holding a Beneficial Interest of less than five percent (5%) in DJL.

      (b) Members that are required to be licensed or found suitable by a Gaming Authority (including the IRGC) in order to own a Beneficial Interest in the Company or actively engage in the management of the Company shall timely submit all information and perform in a timely fashion any and all acts required to be submitted or performed in connection with obtaining a



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

Gaming License issued by such Gaming Authority (including the IRGC). All Members shall also timely submit all information and perform in a timely fashion any and all acts required to be submitted and performed in connection with the license required of the Company or any of its subsidiaries to operate an excursion gambling boat and of Members to hold Beneficial Interests in an Iowa gaming licensee. The Members acknowledge that this Agreement is subject to review by the IRGC and any other applicable Gaming Authority, and that the Company and/or any Member may be required to make available, upon written request by the IRGC or such Gaming Authority or any of their duly authorized representatives, information in respect of such Members, including background information of such Members and their respective directors, officers, owners, partners, joint venturers or trustees. To the extent that any Member receives such a request, such Member agrees to provide copies of such documents to the Company in order to respond to such request. If any Gaming Authority, including the IRGC, requires a record or beneficial owner of Membership Interests to be licensed, qualified or found suitable, such owner must apply for a Gaming License, qualification or finding of suitability within the time period specified by such Gaming Authority. Such owner shall pay all costs of obtaining such Gaming License, qualification or finding of suitability. In the event that any Member, or any of such Member's subcontractors, agents, or advisors, should fail to comply with the terms and provisions of this Agreement relating to the retention and production of documents or any requirement to be licensed, qualified or found suitable, such Member (1) agrees to indemnify and make whole the Company from any loss as the result of the refusal or non-compliance in maintaining or producing documents in accordance with the provisions herein and (2) acknowledges that the Membership Interests such Member holds will be subject to mandatory redemption by the Company as set forth in Section 16(d).

      8. Management.

      (a) Generally. The business and affairs of the Company shall be managed by or under the authority of the Sole Member. The Sole Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members and managers under the Delaware Act or other applicable laws of the State of Delaware. The Sole Member shall cause the Company to comply with its obligations under this Agreement.

      (b) Officers.

            (i) Generally. The officers of the Company shall be appointed by the Sole Member and shall include a President, a Secretary, and a Chief Executive Officer. The Sole Member may also appoint such other officers and agents as the Sole Member shall deem appropriate. Any number of offices may be held by the same person. The officers of the Company shall only have the authority to bind the Company as the Sole Member from time to time shall prescribe.

            (ii) Election. Each officer of the Company shall be appointed annually by the Sole Member and shall serve at the pleasure of the Sole Member until the earlier of (A) such officer's death, retirement, resignation or removal, and (B) until such officer's successor has been duly elected and qualified. Any officer of the Company may be



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

      removed by the Sole Member at any time, with or without cause, and a vacancy in any office shall be filled by the Sole Member.

            (iii) Standard of Care. Each officer of the Company shall perform his or her duties as an officer in good faith, in a manner he reasonably believes to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his or her duties shall not have any liability by reason or being or having been an officer of the Company.

            (iv) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and shall have such functions, authority and duties as from time to time may be prescribed by the Sole Member.

            (v) President. The President shall be the president of the Company and shall have such functions, authority and duties as from time to time may be prescribed by the Sole Member.

            (vi) Secretary. The Secretary shall keep a record of all proceedings of the Sole Member. The Secretary shall have such other functions, authority and duties as from time to time may be prescribed by the Sole Member. The Secretary shall have custody of the seal of the Company and the Secretary (or in the absence of the Secretary, any Assistant Secretary) shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Sole Member may give general authority to any other officer to affix the seal of the Company and to attest such affixing of the seal.

            (vii) Other Offices. Any officer who is elected or appointed from time to time by the Sole Member and whose duties are not specified in this Agreement shall perform such duties and have such powers as may be prescribed from time to time by the Sole Member.

      (c) Limited Liability. To the fullest extent permitted under applicable law, neither the Sole Member nor any officer of the Company shall be deemed to violate this Agreement or be liable, responsible or accountable in damages or otherwise to any other Member or officer or the Company for any action or failure to act, including but not limited to, under any theory of fiduciary duty or obligation, unless such violation or liability is attributable to the Sole Member or such officer's gross negligence, willful misconduct, bad faith or a continuing material breach of this Agreement. Without limiting the generality of the foregoing, the Sole Member and each such officer shall, in the performance of his or its duties, be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Sole Member or such officer by any other person or entity as to matters the Sole Member or such officer reasonably believes are within such other person's or entity's professional or expert competence and that has been selected with reasonable care by or on behalf of the Company. The Sole Member shall be deemed by the execution of this Agreement to acknowledge and agree that each officer, in accepting its duties hereunder, disclaims, to the



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

maximum extent permitted under applicable law, any fiduciary duty or obligation it may have to the Company and the Sole Member as a result of its acceptance of its duties, responsibilities and obligations hereunder.

      (d) Indemnification. To the fullest extent permitted under applicable law, the Company shall severally indemnify and hold harmless any person or entity (an "Indemnified Party") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) by reason of or arising from any acts or omissions (or alleged acts or omissions) on behalf of the Company or in furtherance of the Interests of the Company arising out of the Indemnified Party's activities as a Member, officer, employee, trustee or agent of the Company against losses, damages or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and for which such Indemnified Party has not otherwise been reimbursed, so long as such Indemnified Party did not act in bad faith or in a manner constituting gross negligence or willful misconduct or materially breach this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself (except insofar as such judgment, order, settlement or plea shall itself specifically provide) create a presumption that the Indemnified Party acted in bad faith or in a manner constituting gross negligence or willful misconduct or materially breached this Agreement.

      9. Capital Contributions and Percentage Interests. The Sole Member shall be admitted as the sole Member of the Company without making a contribution or being obligated to make a contribution to the Company. As the single and sole Member of the Company, the Sole Member shall be issued one-hundred (100) Membership Interests, and the initial Percentage Interest of the Sole Member shall be one-hundred percent (100%).

      10. Additional Capital Contributions. If, at any time or from time to time, additional funds are required by the Company to meet the obligations or needs of the Company, including, without limitation, to satisfy any operating deficit, and there are not sufficient reserves held by the Company or available cash flow, the Sole Member may (but shall not be obligated to) make further capital contributions in the amount determined in the Sole Member's sole discretion.

      11. Tax Matters.

      (a) The undersigned intends for the Company to be disregarded as an entity separate from its owner for federal income tax purposes, pursuant to Treasury Regulation Section 301.7701-3. However, if it is determined that the Company is a partnership for federal tax purposes, this Agreement shall be amended to provide for allocation provisions and other provisions necessary and consistent with partnership status.

      (b) To the extent applicable, the Sole Member shall act as the tax matters partner within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").



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      (c) Except as otherwise provided in this Agreement, all elections required or permitted to be made by the Company under any applicable tax law shall be made by the Sole Member in its sole discretion. Notwithstanding anything to the contrary in this Agreement, neither the Company, the Sole Member, any officer, employee or agent of the Company, nor any other person shall elect to treat the Company as an association taxable as a corporation for U.S. federal, state or local income tax purposes.

      12. Distributions.

      (a) Tax Distributions. To the extent permitted by applicable law and the agreements or instruments governing any indebtedness of the Company, the Company shall for each fiscal year distribute to the Sole Member, cash in an amount equal to the portion of distributions the Sole Member is required to make to its members pursuant to Section 9.4(a) of the Sole Member's Amended and Restated Operating Agreement, dated as of July 15, 1999 (as amended from time to time), attributable to the Sole Member's interest in the Company. Each such distribution to the Sole Member shall be referred to in this Agreement as a "Tax Distribution". The Company shall make each Tax Distribution promptly upon demand from the Sole Member, such demand specifying the amount of such Tax Distribution.

      (b) Distributions. Distributions other than Tax Distributions shall be made to the Sole Member at the times and in the aggregate amounts determined by the Sole Member.

      13. Dissolution and Termination.

      (a) The Company shall be dissolved and its business wound up upon the earlier to occur of any of the following events:

            (i) December 31, 2050, unless continued prior to such date by the written consent of the Sole Member and by amendment to the Certificate of Formation of the Company;

            (ii) at the election of the Sole Member;

            (iii) any event that makes it unlawful for the business of the Company to be carried on by the Sole Member; or

            (iv) any other event causing a dissolution of a limited liability company under the Delaware Act.

      (b) Except as otherwise provided in this Agreement, upon dissolution of the Company, the business and affairs of the Company shall be wound up as provided in this Section 13(b). The Sole Member shall wind up the Company's affairs. The liquidation shall take place without the appointment of a liquidator. Upon winding up the Company, the assets of the Company shall be distributed as follows:



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            (i) first,  to  creditors  in  satisfaction  of  liabilities  of the
      Company (whether by payment or by establishment of reserves as determined by the Sole Member in its sole discretion); and

            (ii) thereafter, to the Sole Member.

      14. Liability of the Sole Member. Except as provided by law or as specifically provided otherwise herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Sole Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Sole Member. Except as provided by law or as specifically provided otherwise herein, the liability of the Sole Member shall be limited to the amount of capital contributions, if any, required to be made by the Sole Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

      15. Books, Records, Accounting And Reports.

      (a) Books and Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Sole Member. The Sole Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company's office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Company.

      (b) Accounting and Fiscal Year. The books of the Company shall be kept on the accrual basis and the Company shall report its operations for tax purposes on the accrual method. The fiscal year of the Company shall end on December 31 of each year, unless a different fiscal year shall be required by the Code.

      (c) Company Accountant. The Company shall retain as the regular accountant and auditor for the Company (the "Company Accountant") the accounting firm designated by the Sole Member. The fees and expenses of the Company Accountant shall be a Company expense.

      (d) Reserves. The Sole Member may, subject to such conditions as it shall determine, establish reserves for the purpose and requirements as they may deem appropriate.



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      16. Gaming Control.

      (a) Applicability. This Agreement and each of the terms and provisions contained herein are governed by and subject to all applicable Gaming Laws.

      (b) Licensing. Any Member of the Company (including their respective officers, directors, partners, managers, employees and equity interest holders) required by any Gaming Authority to hold a Gaming License required by any applicable Gaming Laws shall first procure and thereafter maintain in full force and effect a Gaming License before such Member shall exercise influence over the conduct of the gaming operations of the Company or DJL.

      (c) Sale, Assignment, Transfer, Pledge or Other Disposition. Notwithstanding any provision to the contrary in this Agreement, the transfer or issuance of Membership Interests or the transfer, grant or issuance of options or other securities of the Company convertible into or exchangeable for Membership Interests of the Company ("Convertible Securities") shall be ineffective unless the transferee or the holder of such Interests or securities obtains applicable Gaming License or it is determined by the applicable Gaming Authority, that no such applicable Gaming License need be obtained in connection with such transfer, grant or issuance.

      (d)  Required  Regulatory   Redemptions  or  Repurchases.   The  Company's
Membership Interests and Convertible Securities shall each be subject to redemption or repurchase as set forth below if:

            (i) the holder of such Interests or securities is required by any Gaming Authority to divest itself of such Interests,

            (ii) the holder's ownership of such Interests or securities, as determined by the Company in its reasonable good faith judgement, could reasonably be expected to result in the revocation of or imposition of burdensome terms or conditions on, interfere with, threaten, delay the issuance of or otherwise impair, in each case, in any material respect any Gaming License of the Company or DJL,

            (iii) the holder of such Interests or securities is licensed to hold Interests in the Company and such Gaming License is subsequently revoked, or such holder fails to have any Gaming License required for it to be a Member of the Company and such failure continues for thirty (30) consecutive days,

            (iv) the holder of such Interests or securities is found not to be suitable (or found to be unsuitable) or to otherwise qualify under any applicable Gaming Law and the Company determines, in its reasonable good faith judgement, that such unsuitability or inability to be qualified could be reasonably expected to prevent or materially impair the acquisition or retention by it or DJL of any Gaming License, or

            (v) the holder of such interest or security fails to comply with its obligations under Section 7 hereof.

      Upon the occurrence of any of the events  described in clauses (i) through
(v) above with respect to a Member (hereinafter, an "Unsuitable Member"), the Company shall have the right to



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purchase  (which right shall be assignable  by the Company),  upon five (5) days notice to such Unsuitable Member and for ten (10) days thereafter, the Membership Interests or Convertible Securities of such Unsuitable Member for an amount equal to the lesser of (a) such Unsuitable Member's capital contribution in respect of such Membership Interests or Convertible Securities or (b) the
current  fair  market  value  of  such   Membership   Interests  or  Convertible
Securities.

      The purchase price to be paid by the Company to an Unsuitable Member may be paid, at the option of the Company, in cash or a promissory note with principal and interest payable annually and amortized over not more than seven
(7) years and bearing interest at a rate per annum equal to the sum of the prime lending rate published by the Wall Street Journal at the date of redemption plus two percent (2%). No Unsuitable Member shall be entitled to any compensation from any Member of the Company, or any affiliate of any of them, by reason of the redemption or repurchase of such Membership Interests or Convertible Securities.

      (e) Revocability of License. The Sole Member and any future Members agree that any license, determination of suitability or other approval issued to any Member or other Person in connection with the operation of the business of the Company or any of its subsidiaries or this Agreement shall be deemed to be a revocable privilege and no holder thereof shall be deemed to have acquired any vested rights therein or thereunder.

      (f) Restrictive Legends. In addition to any other restrictive legend that may be imposed on any certificate evidencing ownership of Membership Interest or Convertible Securities, each such certificate shall bear the following legends substantially in the form set forth below:

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN REGULATORY RESTRICTIONS IMPOSED BY GAMING AUTHORITIES HAVING JURISDICTION OVER THE BUSINESS OPERATIONS OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE IOWA RACING AND GAMING COMMISSION, THE LOUISIANA GAMING CONTROL BOARD AND THE LOUISIANA STATE RACING COMMISSION. AS SET FORTH IN THE COMPANY'S OPERATING AGREEMENT, ANY VIOLATION OF THESE RESTRICTIONS MAY RESULT IN, AMONG OTHER THINGS, A REDEMPTION OR REPURCHASE OF SUCH SECURITIES. IF AT ANY TIME SUCH GAMING AUTHORITIES FIND THAT AN OWNER OF SUCH SECURITIES IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN THE STATE OF IOWA OR LOUISIANA OR ANY OTHER JURISDICTION IN WHICH THE COMPANY OPERATES ITS BUSINESS, SUCH OWNER MUST DISPOSE OF SUCH SECURITIES AS PROVIDED BY THE LAWS OF THE STATE OF IOWA AND THE REGULATIONS OF THE IOWA RACING AND



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            GAMING COMMISSION THEREUNDER AND ALL OTHER APPLICABLE LAWS.

            THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY SECURITY OR SECURITIES ISSUED BY A CORPORATION THAT HOLDS A LICENSE IS CONDITIONAL AND INEFFECTIVE UNTIL APPROVED BY THE LOUISIANA GAMING CONTROL BOARD. IF THE BOARD FINDS THAT THE OWNER OF THIS SECURITY DOES NOT MEET THE QUALIFICATION REQUIREMENTS OF THE ACT, THEN THE BOARD MAY SUSPEND OR REVOKE THE LICENSE OR THE BOARD MAY CONDITION THE LICENSE REQUIRING THAT THE DISQUALIFIED PERSON OR PERSONS MAY NOT:

            A.  RECEIVE   DIVIDENDS  OR  INTEREST  ON  THE   SECURITIES  OF  THE
            CORPORATION;

            B. EXERCISE DIRECTLY OR THROUGH A TRUSTEE OR NOMINEE, A RIGHT CONFERRED BY THE SECURITIES OF THE CORPORATION;

            C. RECEIVE REMUNERATION FROM THE LICENSEE;

            D. RECEIVE ANY ECONOMIC BENEFIT FROM THE LICENSEE;

            E. CONTINUE IN AN OWNERSHIP OR ECONOMIC INTEREST IN THE LICENSEE.

      (g) Acceptance of Gaming Law Restrictions. The Members hereby acknowledge and agree to accept their respective Membership Interest or Convertible Securities subject to the restrictions contained in this Section 16 for so long as such restrictions are required by applicable Gaming Laws.

      (h) Gaming Taxes, Assessments, Privilege Fees, Etc. The Company shall pay all gaming taxes, assessments, privilege fees and similar charges required to be paid to any state, county, city, town, municipality or any other government entity thereof arising out of the gaming operations of the Company.

      17. Definitions.

      (a) As used in this Agreement, the following terms shall have the meanings given to them below, unless the context requires otherwise.

            "Beneficial Interest" of any person means all of the direct or indirect forms of ownership or control, voting power or investment power of such person, whether held through a contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest or otherwise.

            "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company, the Sole Member or any of their respective subsidiaries.

            "Gaming  Laws"  means  the  gaming  laws  of  any   jurisdiction  or
      jurisdictions to which the Company or any of its subsidiaries is, or may at any time become, subject.

            "Gaming License" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its subsidiaries conducts business, and all applicable liquor licenses.

            "Interest" means, with respect to any Person, the Beneficial Interest or other interest of such Person in the Company at any particular time under this Agreement, including the right of such Person to any and all benefits to which such Person may be entitled as provided in this Agreement, together with the obligations of such Person to comply with all the terms and provisions of this Agreement.

            "Member" means the Sole Member and any other Person who is admitted as a member of the Company in accordance with this Agreement and the Delaware Act.

            "Membership  Interest"  means,  as  to  any  Member,  such  Member's
      Interest.

            "Percentage Interest" of a Member of the Company shall mean (i) the number of Membership Interests owned by such Member divided by (ii) the aggregate number of outstanding Membership Interests.

            "Person" means any individual, partnership, corporation, limited liability company, trust, estate, association, unincorporated organization or other entity or association.

      18. Miscellaneous.

      (a) Notices. All notices, demands, consents, approvals, requests or other communications which any party to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (i) personal delivery, (ii) facsimile transmission or (iii) a nationally recognized overnight courier service, fees prepaid, addressed to such party at the address set forth opposite its name of the signature page of this Agreement, with a copy to:

      If to the Company, to:        Peninsula Gaming, LLC
                                    c/o Peninsula Gaming Partners, LLC
                                    400 East 3rd Street
                                    P.O. Box 1750
                                    Dubuque,  IA  52004-1750
                                    Facsimile No.: (563) 690-2190

      with a copy to:               Mayer, Brown, Rowe & Maw LLP
                                    1675 Broadway
                                    New York, NY 10019
                                    Attention:  Ronald S. Brody
                                    Facsimile No.:  (212) 262-1910

      If to the Sole Member, to:    Peninsula Gaming Partners, LLC
                                    c/o Jefferies & Company, Inc.
                                    11100 Santa Monica Blvd.
                                    10th Floor
                                    Los Angeles, CA 90025
                                    Attention: M. Brent Stevens
                                    Facsimile No.: (310) 515-5165

                                    - and -

                                    Peninsula Gaming Partners, LLC
                                    c/o Cambridge Capital Advisors LLC
                                    7173 Mission Hills Drive
                                    Las Vegas, NV 89113
                                    Attention: Michael S. Luzich
                                    Facsimile No.:  (702) 247-6822

      with a copy to:               Mayer, Brown, Rowe & Maw LLP
                                    1675 Broadway
                                    New York, NY 10019
                                    Attention:  Ronald S. Brody
                                    Facsimile No.:  (212) 262-1910

      The Sole Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 18(a). A Notice sent in compliance with the provisions of this Section 18(a) shall be deemed given on the date of receipt.

      (b)  Successors  and  Assigns.  This  Agreement  shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.

      (c) Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

      (d) Amendments. This Agreement may be amended or modified only by a written instrument executed by the Sole Member.

      (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

      (f) Captions. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

      (g) Creditors Not Benefited. Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Company or the Sole Member, and no creditor of the Company shall be entitled to require the Company or the Sole Member to solicit or accept any capital contribution for the Company or to enforce any right which the Company or the Sole Member may have under this Agreement.

      (h) Indemnification of Organizer. The Sole Member hereby agrees to indemnify and hold harmless the Person or Persons who signed the Company's Certificate of Formation, as filed with the Secretary of State of the State of Delaware (the "Authorized Person") for all other acts taken by the Authorized Person as authorized person. The Sole Member agree to pay all costs and expenses incurred by the Authorized Person in organizing the Company including any claims brought against the Authorized Person and any damages, court costs, attorneys fees and other costs related to the Authorized Person's defense of any claim brought or judgment rendered against the Authorized Person for the Authorized Person's actions as authorized person.

                                *      *      *

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth in the introductory paragraph hereof.

                                          PENINSULA GAMING PARTNERS, LLC


                                          By:/s/ M. BRENT STEVENS
                                             ------------------------------
                                             Name: M. Brent Stevens
                                             Title: Chief Executive Officer